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                                                                    Exhibit 21.1


SUBSIDIARIES OF TRAVELCENTERS OF AMERICA, INC.

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

TA Operating Corporation                           Delaware
d/b/a TravelCenters of America

TA Franchise Systems Inc.                          Delaware

SUBSIDIARIES OF TA OPERATING CORPORATION
Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

TA Travel, L.L.C.                                  Delaware
TA Licensing, Inc.                                 Delaware
TravelCenters Realty, L.L.C.                       Delaware
TravelCenters Properties, L.P.                     Delaware
(TA Operating Corporation is the 1% General
Partner and TravelCenters Realty, Inc. is the
99% Limited Partner of TravelCenters Properties,
L.P.)

370300 Nova Scotia Company                         Nova Scotia, Canada

SUBSIDIARIES OF 370300 NOVA SCOTIA COMPANY
Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

TravelCentres Canada Inc.                          Ontario, Canada
TravelCentres Canada Limited Partnership           Ontario, Canada
(TravelCentres Canada Inc. is the 1% General
Partner and 370300 Nova Scotia Company is the
99% Limited Partner of TravelCentres Canada
Limited Partnership)